Exhibit 99.1

IDEXX Laboratories Announces Fourth Quarter and Full Year 2021 Results

WESTBROOK, Maine, Feb. 2, 2022 /PRNewswire/ --

  Achieves 11% fourth quarter revenue growth as reported and 10.5% organic, driven by 13% CAG Diagnostics recurring revenue growth (reported and organic)
  Strong growth supported by record instrument placements, resulting in 14% year-over-year expansion of IDEXX's global premium instrument installed base
  Delivers full year EPS of $8.60, an increase of 28% on a reported basis and 29% on a comparable basis, supported by operating margin expansion of 330 basis points as reported and 220 basis points on a comparable basis
  Provides initial outlook for 2022 revenue of $3,500 million - $3,565 million, reflecting reported growth of 9% - 11% and organic growth of 10% - 12%
  Estimates 2022 EPS of $9.27 - $9.59, an increase of 8% - 11% as reported and 12% - 16% on a comparable basis, including an estimated $0.15 per share or ~2% EPS growth impact from higher projected international tax rates

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced fourth quarter and full year results, as well as an update on U.S. companion animal diagnostic trends.

Fourth Quarter and Full Year Results

The Company reports revenues of $801 million for the fourth quarter of 2021, an increase of 11% compared to the prior year period on a reported basis and 10.5% on an organic basis. Fourth quarter results reflect 13% reported and organic revenue gains in CAG Diagnostics recurring revenues, with high gains across U.S. and International regions. On a two-year average annual growth basis, CAG Diagnostics recurring revenue increased 18% as reported and 17% organically. Continued strong CAG growth momentum was also supported by record instrument placements, resulting in CAG Diagnostics capital instrument revenue growth of 18% reported and 21% organic, and continued expansion of the Company's cloud-based software capability, which drove veterinary software, services and diagnostic imaging systems revenue growth of 30% as reported and 13% organically.

Earnings per diluted share ("EPS") were $1.89 for the fourth quarter, a decrease of 6% as reported and an increase of 12% on a comparable basis. Prior year reported EPS results included a one-time positive impact of $0.25 per share related to the enactment of tax reform in Switzerland.

Revenue for the full year of $3,215 million increased 19% as reported and 16% on an organic basis, driven by 20% reported and 18% organic growth in CAG Diagnostics recurring revenue.

For the full year 2021, EPS of $8.60 increased 28% on a reported basis and 29% on a comparable basis. EPS results benefited from strong CAG Diagnostics recurring revenue growth, solid gross margin gains and operating expense leverage, resulting in 330 basis points of operating margin improvement on a reported basis, and 220 basis points on a comparable basis. EPS results also reflect $0.38 of tax benefits from share-based compensation.

The Company expects full year 2022 revenue growth of 9% - 11% on a reported basis and 10% - 12% revenue growth on an organic basis, supported by 10.5% - 12% reported growth, and 12% - 14% organic growth in CAG Diagnostics recurring revenues. The Company also expects EPS of $9.27 - $9.59, reflecting a targeted 50 - 100 basis points of comparable operating margin improvement, building on strong 2021 performance.

"IDEXX had a strong finish to an exceptional 2021, as busy veterinary customers responded positively to our highly differentiated diagnostic testing and information management platforms," said Jay Mazelsky, IDEXX's CEO. "We're pleased to see veterinarians look to IDEXX solutions to support their passion to improve patient care and to run their practices more efficiently at a time when they have never been busier. This has resulted in continued high CAG Diagnostics recurring revenue growth across our major regions and record levels of premium instrument placements, with solid gains across our major in-clinic platforms. As a Purpose-driven company focused on improving the health and well-being of pets, people and livestock, our outstanding results reflect the high levels of execution across the IDEXX organization through the challenges of the COVID-19 pandemic. We are well-positioned to build on this momentum moving forward and to address the still significant untapped potential for companion animal healthcare globally."

Companion Animal Diagnostics Trends Update

Positive global trends in companion animal healthcare, including growth in demand for clinical services, continue to support strong growth for companion animal diagnostic products and services across regions. U.S. same-store clinical visit growth at veterinary practices was 2% in the fourth quarter, compared to strong prior year growth levels. On a two-year basis, U.S. same-store clinical visits increased 5.5% with solid gains across wellness and non-wellness categories. Average same-store revenue growth at U.S. veterinary practices was 8% in the fourth quarter, supported by 10% gains in clinical diagnostic revenues. We are monitoring the increase in Omicron cases globally, including impacts on factors like veterinary practice staffing levels, which may impact clinic level growth. Additional U.S. companion animal practice weekly key metrics are available in the Q4 2021 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Fourth Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 14% reported and 13% organic revenue growth for the fourth quarter. CAG Diagnostics organic recurring revenue growth of 13% reflects strength across IDEXX's major modalities globally, supported by continued growth in clinical service demand and expanded utilization of diagnostic products and services.

  IDEXX VetLab® consumables generated 14% reported and 15% organic revenue growth, supported by expansion of our global premium instrument installed base, high customer retention levels, increased testing utilization, and moderate net price gains.
  Reference laboratory diagnostic and consulting services generated 12% reported and organic revenue growth, reflecting mid-to-high-teen growth in the U.S. and high single-digit gains Internationally compared to strong prior year growth levels. Overall reference lab gains continue to reflect high same-store volume growth with gains across testing categories, and moderate net price gains.
  Rapid assay products generated 10% reported and organic revenue growth, with continued worldwide growth in canine, feline, and specialty testing benefiting from strong overall demand trends, high customer retention levels, and moderate net price gains.

Veterinary software, services and diagnostic imaging systems revenue growth increased 30% on a reported basis and 13% organically, supported by double-digit growth in subscription-based service revenues and strong growth in new veterinary software system placements. Reported growth includes benefits from the acquisition of ezyVet®, which closed in June 2021.

Water

Water achieved revenue growth of 12% on a reported basis and 13% on an organic basis, compared to 1% growth on a reported basis and modest organic growth in the prior year period. Revenue growth reflects continued strengthening of demand for compliance and non-compliance testing compared to prior year revenue levels, which were constrained by pandemic conditions.

Livestock, Poultry and Dairy ("LPD")

LPD revenue declined 20% on a reported basis and 19% on an organic basis, as compared to 16% growth on a reported basis and 13% organically in the prior year period, which benefited from the ramping of African Swine Fever (ASF) testing programs in China in 2020. Revenue decline reflects comparisons to these high prior year levels and additional impacts in China related to changes in local ASF disease management approaches, lower pork prices and changes in government requirements related to livestock infectious disease testing programs. For the full year 2021, LPD revenue decreased 9% organically compared to 11% gains in 2020. These trends are anticipated to pressure LPD revenues in future quarters, particularly in the first half of 2022, and are factored into the overall 2022 revenue outlook.

Gross Profit and Operating Profit

Gross profits increased 12%, and gross margins of 57% increased 20 basis points compared to prior year results on a reported basis and 10 basis points on a constant currency basis. Gross margin results reflect the benefit from high recurring CAG Diagnostics revenue growth, moderate net price improvement, and higher software service margins, including positive impacts from an expanded software-as-a-service (SaaS) subscription base. These benefits were offset by business mix impacts from high CAG Diagnostics capital instrument revenue growth and lower LPD and human OPTI COVID-19 PCR testing revenues.

Operating margin was 24.9% in the quarter, 80 basis points lower than the prior year period results on a reported basis and 70 basis points on a comparable basis. Operating expenses increased 15% on a reported and comparable basis. Operating expense growth in the fourth quarter reflects the advancement of commercial, innovation and project investments, the continued integration of ezyVet, and continued recovery in cost areas such as travel & entertainment and employee healthcare benefits.

2022 Growth and Financial Performance Outlook

The following table provides the company's initial estimates for annual key financial metrics in 2022:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2022

Revenue	$3,500	-	$3,565
Reported growth	9%	-	11%
Organic growth	10%	-	12%
CAG Diagnostics Recurring Revenue Growth
Reported growth	10.5%	-	12%
Organic growth	12%	-	14%
Operating Margin	29.7%	-	30.2%
Reported operating margin expansion	70	-	120 bps
Comparable operating margin expansion	50	-	100 bps
EPS	$9.27	-	$9.59
Reported growth	8%	-	11%
Comparable growth	12%	-	16%
Other Key Metrics
Net interest expense	~ $28.5
Share-based compensation tax benefit	~ $10
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	21.5%	-	22%
Share-based compensation EPS impact	~ $0.12
Reduction in average shares outstanding	1%	-	1.5%
Operating Cash Flow	95% - 100% of net income
Free Cash Flow	75% - 80% of net income
Capital Expenditures	~ $180MM

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2022.

Estimated Foreign Currency Exchange Rates and Impacts	2022

Revenue growth rate impact	~ (1.5)%
CAG Diagnostics recurring revenue growth rate impact	~ (1.5)%
Operating margin growth impact	~ 20 bps
EPS impact	~ $(0.08)
EPS growth impact	~ (1.0)%

Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.12
British pound	$1.34
Canadian dollar	$0.78
Australian dollar	$0.71
Relative to the U.S. dollar
Japanese yen	¥117.00
Chinese renminbi	¥5.74
Brazilian real	R$6.47

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will host a conference call today at 8:30 a.m. (Eastern) to discuss its fourth quarter and full year 2021 results and management's outlook. To participate in the conference call, dial 1-888-771-4371 or 1-847-585-4405 and reference access code 50273826. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (Eastern) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, offering diagnostic and software products and services that deliver solutions and insights to practicing veterinarians around the world. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful and effective practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs over 10,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Fourth Quarter and Full Year Results", "Livestock, Poultry and Dairy ("LPD")", "2022 Growth and Financial Performance Outlook", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to the impact of certain trends in China; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected international tax rate, effective tax rate, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted fourth quarter 2021 results as follows: decreased gross profit growth by 0.6%, increased gross margin growth by 10 basis points, decreased operating expense growth by 0.2%, decreased operating profit margin growth by 10 basis points, and decreased EPS growth by 1%. Estimated currency changes impacted full year 2021 results as follows: increased operating profit margin growth by 20 basis points, and increased EPS growth by 2%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and year ended December 31, 2021 and refer to the 2022 Growth and Financial Performance Outlook section of this press release for estimated foreign currency exchange rate impacts on 2022 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Two-year average organic growth rates are provided to facilitate easier comparisons between periods impacted by the COVID-19 pandemic with prior and future periods, calculated as the average of the growth rates over the two referenced periods. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and twelve months ended December 31, 2021. See the constant currency note above for the impacts of estimated currency changes to fourth quarter and full year 2021, as well estimated full year 2022 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to have an immaterial impact on projected full year 2022 revenue growth and CAG Diagnostics recurring revenue growth. For a reconciliation of fourth quarter 2020 LPD and Water organic revenue growth to revenue growth reported in accordance with GAAP, see the supplementary analysis of results in the Company's earnings release dated February 2, 2021.

The reconciliation of the two-year average annual organic growth of CAG Diagnostics recurring revenue is as follows:

	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue growth rates for the quarter ended Dec. 31, 2021	12.7%	(0.6%)	0.3%	12.9%
CAG Diagnostics recurring revenue growth rates for the quarter ended Dec. 31, 2020	22.9%	1.9%	0.1%	20.9%

2-year average annual growth rates	17.8%	0.7%	0.2%	16.9%
[1]See Statement Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Change		December 31,	December 31,	Change
Dollar amounts in thousands	2021	2020			2021	2020
Gross Profit (as reported)	$456,421	$409,502	11%		$1,889,432	$1,571,040	20%
Gross margin	57.0%	56.8%	20	bps	58.8%	58.0%	80	bps
Less: comparability adjustments
Change from currency	(2,494)	—			27,952	—
Comparable gross profit growth	$458,915	$409,502	12%		$1,861,480	$1,571,040	18%
Comparable gross margin and gross margin gain (or growth)	56.9%	56.8%	10	bps	58.7%	58.0%	70	bps

Operating expenses (as reported)	$257,230	$224,407	15%		$957,404	$876,516	9%
Less: comparability adjustments
Ongoing litigation matter	—	—			—	27,500
Change from currency	(364)	—			10,152	—
Comparable operating expense growth	257,594	224,407	15%		947,252	849,016	12%

Income from operations (as reported)	$199,191	$185,095	8%		$932,028	$694,524	34%
Operating margin	24.9%	25.7%	(80)	bps	29.0%	25.7%	330	bps
Less: comparability adjustments
Ongoing litigation matter	—	—			—	(27,500)
Change from currency	(2,129)	—			17,801	—
Comparable operating profit growth	$201,320	$185,095	9%		$914,227	$722,024	27%
Comparable operating margin and operating margin gain (or growth)	25.0%	25.7%	$ (70)	bps	28.8%	26.7%	220	bps
Amounts presented may not recalculate due to rounding.

	Twelve Months Ended		Year-over-Year		Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Change		December 31,	December 31,	Change
Dollar amounts in thousands	2021	2020			2020	2019
Income from operations (as reported)	$932,028	$694,524	34%		$694,524	$552,846	26%
Operating margin	29.0%	25.7%	330	bps	25.7%	23.0%	270	bps
Less: comparability adjustments
Ongoing litigation matter	—	(27,500)			(27,500)
CEO transition						(13,400)
Change from currency	17,801	—			(7,907)	—
Comparable operating profit growth	$914,227	$722,024	27%		$729,121	$566,246	29%
Comparable operating margin and operating margin gain (or growth)	28.8%	26.7%	220	bps	27.0%	23.5%	340	bps
Cumulative comparable operating margin gain							560	bps
Amounts presented may not recalculate due to rounding.

Projected 2022 comparable operating margin expansion outlined in the 2022 Growth and Financial Performance Outlook section of this earnings release reflects the projected full year 2022 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 20 basis points.

These impacts and those described in the constant currency note above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2022 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Growth	December 31,	December 31,	Growth
	2021	2020		2021	2020
Earnings per share (diluted)	$1.89	$2.01	(6)%	$8.60	$6.71	28%
Less: comparability adjustments
Share-based compensation activity	0.08	0.13		0.38	0.45
Ongoing litigation matter	—	—		—	(0.24)
Swiss tax reform impact	—	0.25		—	0.25
Change from currency	(0.02)	—		0.16	—
Comparable EPS growth	1.83	1.63	12%	8.06	6.25	29%
Amounts presented may not recalculate due to rounding.

Projected 2022 comparable EPS growth outlined in the 2022 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2021 reported EPS adjusted for positive share-based compensation activity of $0.38 for full year 2021; and (ii) projected full year 2022 reported EPS adjusted for estimated positive share-based compensation activity of $0.12 and estimated negative year-over-year foreign currency exchange rate change impact of $0.08.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2022 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the years ended December 31, 2021 and 2020. To estimate projected 2022 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $180 million.

Normalized free cash flow - Normalized free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment excluding major project investments. Management believes that normalized free cash flow is a useful measure because it enables better period-over-period comparisons of the cash the operations of the business are generating after appropriate reinvestment for recurring and non-recurring investments in property and equipment that are required to operate the business, excluding major project investments. Normalized free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. To estimate projected 2022 normalized free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $130 million, which excludes $50 million related to a new warehouse and manufacturing site expansion aligned to support our accelerated growth.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC") - After-Tax Return on Invested Capital, Excluding Cash and Investments, is a non-GAAP financial measure. After-tax return on invested capital, excluding cash and investments, represents our after-tax income from operations, divided by our average invested capital, excluding cash and investments, using beginning and ending balance sheet values. Management believes that reporting ROIC provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital. See the supplementary table below for reconciliation of this non-GAAP financial measure.

Notes and Definitions

CEO transition charges - Effective November 1, 2019, Jonathan W. Ayers, our former Chairman of the Board, President and Chief Executive Officer, stepped down as Chairman of our Board, ceased to be an employee of the Company and transitioned to the role of external Senior Advisor to the Company. Mr. Ayers continues to serve as a member of our Board. Pursuant to a mutual separation agreement between the Company and Mr. Ayers, we recognized a charge to operating income of approximately $13.4 million in the fourth quarter of 2019, representing the cost of severance payments and an acceleration of the cost of his equity awards, which was offset by a reduction to our provision for income taxes of approximately $1.2 million, resulting in a total charge to net income of approximately $12.2 million, net of tax impacts.

Ongoing litigation matter - The Company established an accrual of $27.5 million in the third quarter of 2020 related to an ongoing matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement. The accrual amount represents the amount of a possible loss that we have determined to be probable and estimable, and the actual cost of resolving this matter may be higher or lower than the amount accrued.

Swiss tax reform impact - A one-time positive income tax impact related to the enactment of tax reform in Switzerland reflected in the fourth quarter of 2020, when the Company recorded an approximately $22 million deferred tax asset related to transitional benefits.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2021	2020	2021	2020
Revenue:	Revenue	$801,090	$720,938	$3,215,360	$2,706,655
Expenses and Income:	Cost of revenue	344,669	311,436	1,325,928	1,135,615
	Gross profit	456,421	409,502	1,889,432	1,571,040
	Sales and marketing	128,458	115,909	486,735	434,435
	General and administrative	83,466	69,721	309,660	300,832
	Research and development	45,306	38,777	161,009	141,249
	Income from operations	199,191	185,095	932,028	694,524
	Interest expense, net	(7,308)	(7,659)	(29,374)	(32,539)
	Income before provision for income taxes	191,883	177,436	902,654	661,985
	Provision for income taxes	29,112	2,478	157,810	79,854
Net Income:	Net income	162,771	174,958	744,844	582,131
	Less: Noncontrolling interest in subsidiary's earnings	—	168	(1)	355
	Net income attributable to stockholders	$162,771	$174,790	$744,845	$581,776
	Earnings per share: Basic	$1.92	$2.04	$8.74	$6.82
	Earnings per share: Diluted	$1.89	$2.01	$8.60	$6.71
	Shares outstanding: Basic	84,828	85,490	85,200	85,342
	Shares outstanding: Diluted	86,142	86,904	86,572	86,722

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2021	2020	2021	2020
Operating Ratios	Gross profit	57.0%	56.8%	58.8%	58.0%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	26.5%	25.7%	24.8%	27.2%
	Research and development expense	5.7%	5.4%	5.0%	5.2%
	Income from operations[1]	24.9%	25.7%	29.0%	25.7%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		December 31,	Percent of	December 31,	Percent of
		2021	Revenue	2020	Revenue
Revenue:	CAG	$719,103		$629,652
	Water	37,131		33,088
	LPD	33,967		42,476
	Other	10,889		15,722
	Total	$801,090		$720,938

Gross Profit:	CAG	$406,273	56.5%	$351,079	55.8%
	Water	25,038	67.4%	22,889	69.2%
	LPD	18,309	53.9%	25,283	59.5%
	Other	6,801	62.5%	10,251	65.2%
	Total	$456,421	57.0%	$409,502	56.8%

Income from Operations:	CAG	$174,130	24.2%	$148,825	23.6%
	Water	15,845	42.7%	15,484	46.8%
	LPD	4,360	12.8%	11,591	27.3%
	Other	4,856	44.6%	9,195	58.5%
	Total	$199,191	24.9%	$185,095	25.7%

		Twelve Months Ended		Twelve Months Ended
		December 31,	Percent of	December 31,	Percent of
		2021	Revenue	2020	Revenue
Revenue:	CAG	$2,889,960		$2,385,765
	Water	146,505		128,625
	LPD	135,887		145,845
	Other	43,008		46,420
	Total	$3,215,360		$2,706,655

Gross Profit:	CAG	$1,683,804	58.3%	$1,363,186	57.1%
	Water	100,944	68.9%	90,380	70.3%
	LPD	81,564	60.0%	89,202	61.2%
	Other	23,120	53.8%	28,272	60.9%
	Total	$1,889,432	58.8%	$1,571,040	58.0%

Income from Operations:	CAG	$824,022	28.5%	$574,887	24.1%
	Water	65,444	44.7%	58,867	45.8%
	LPD	28,636	21.1%	40,008	27.4%
	Other	13,926	32.4%	20,762	44.7%
	Total	$932,028	29.0%	$694,524	25.7%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2021	2020	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$719,103	$629,652	$89,451	14.2%	(0.7%)	1.5%	13.4%
United States	466,322	405,362	60,960	15.0%	—	2.0%	13.0%
International	252,781	224,290	28,491	12.7%	(2.0%)	0.6%	14.0%
Water	$37,131	$33,088	$4,043	12.2%	(0.5%)	—	12.7%
United States	17,123	14,573	2,550	17.5%	—	—	17.5%
International	20,008	18,515	1,493	8.1%	(0.8%)	—	8.9%
LPD	$33,967	$42,476	($8,509)	(20.0%)	(1.2%)	—	(18.9%)
United States	4,185	3,730	455	12.2%	—	—	12.2%
International	29,782	38,746	(8,964)	(23.1%)	(1.2%)	—	(21.9%)
Other	$10,889	$15,722	($4,833)	(30.7%)	(0.7%)	—	(30.1%)
Total Company	$801,090	$720,938	$80,152	11.1%	(0.7%)	1.3%	10.5%
United States	493,464	433,607	59,857	13.8%	—	1.9%	11.9%
International	307,626	287,331	20,295	7.1%	(1.8%)	0.5%	8.4%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2021	2020	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$617,624	$548,244	$69,380	12.7%	(0.6%)	0.3%	12.9%
IDEXX VetLab consumables	251,623	220,997	30,626	13.9%	(0.7%)	—	14.6%
Rapid assay products	66,380	60,337	6,043	10.0%	(0.4%)	—	10.4%
Reference laboratory diagnostic and consulting services	271,899	242,968	28,931	11.9%	(0.5%)	0.8%	11.6%
CAG Diagnostics services and accessories	27,722	23,942	3,780	15.8%	(1.1%)	—	16.9%
CAG Diagnostics capital – instruments	43,495	36,910	6,585	17.8%	(2.8%)	—	20.6%
Veterinary software, services and diagnostic imaging systems	57,984	44,498	13,486	30.3%	0.1%	17.4%	12.8%
Net CAG revenue	$719,103	$629,652	$89,451	14.2%	(0.7%)	1.5%	13.4%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2021	2020	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$2,889,960	$2,385,765	$504,195	21.1%	1.5%	0.9%	18.7%
United States	1,881,887	1,593,855	288,032	18.1%	—	1.2%	16.9%
International	1,008,073	791,910	216,163	27.3%	4.8%	0.4%	22.1%
Water	$146,505	$128,625	$17,880	13.9%	2.2%	—	11.7%
United States	70,654	62,083	8,571	13.8%	—	—	13.8%
International	75,851	66,542	9,309	14.0%	4.2%	—	9.8%
LPD	$135,887	$145,845	($9,958)	(6.8%)	2.3%	—	(9.2%)
United States	15,626	14,533	1,093	7.5%	—	—	7.5%
International	120,261	131,312	(11,051)	(8.4%)	2.5%	—	(11.0%)
Other	$43,008	$46,420	($3,412)	(7.4%)	0.9%	—	(8.2%)
Total Company	$3,215,360	$2,706,655	$508,705	18.8%	1.6%	0.8%	16.4%
United States	1,995,683	1,691,224	304,459	18.0%	—	1.1%	16.9%
International	1,219,677	1,015,431	204,246	20.1%	4.3%	0.3%	15.5%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2021	2020	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$2,534,562	$2,113,839	$420,723	19.9%	1.6%	0.2%	18.1%
IDEXX VetLab consumables	1,006,781	824,376	182,405	22.1%	2.1%	—	20.0%
Rapid assay products	296,852	253,018	43,834	17.3%	0.7%	—	16.6%
Reference laboratory diagnostic and consulting services	1,123,656	946,268	177,388	18.7%	1.4%	0.5%	16.8%
CAG Diagnostics services and accessories	107,273	90,177	17,096	19.0%	1.8%	—	17.1%
CAG Diagnostics capital – instruments	149,140	108,950	40,190	36.9%	1.2%	—	35.7%
Veterinary software, services and diagnostic imaging systems	206,258	162,976	43,282	26.6%	0.7%	10.5%	15.4%
Net CAG revenue	$2,889,960	$2,385,765	$504,195	21.1%	1.5%	0.9%	18.7%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		December 31,	December 31,
		2021	2020
Assets:	Current Assets:
	Cash and cash equivalents	$144,454	$383,928
	Accounts receivable, net	368,348	331,429
	Inventories	269,030	209,873
	Other current assets	173,823	137,508
	Total current assets	955,655	1,062,738
	Property and equipment, net	587,667	555,167
	Other long-term assets, net	893,881	676,656
	Total assets	$2,437,203	$2,294,561
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$116,140	$74,558
	Accrued liabilities	458,909	415,648
	Line of credit	73,500	—
	Current portion of long-term debt	74,996	49,988
	Deferred revenue	40,034	42,567
	Total current liabilities	763,579	582,761
	Long-term debt, net of current portion	775,205	858,492
	Other long-term liabilities, net	208,427	220,513
	Total long-term liabilities	983,632	1,079,005
	Total stockholders' equity	689,992	632,088
	Noncontrolling interest	—	707
	Total stockholders' equity	689,992	632,795
	Total liabilities and stockholders' equity	$2,437,203	$2,294,561

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Selected Balance Sheet Information:	Days sales outstanding[1]	42.4	42.7	42.2	41.8	42.2
	Inventory turns[2]	2.0	1.9	2.1	2.0	2.1

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2021	2020
Operating:	Cash Flows from Operating Activities:
	Net income	$744,844	$582,131
	Non-cash charges	148,225	97,693
	Changes in assets and liabilities	(137,523)	(31,761)
	Net cash provided by operating activities	755,546	648,063
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(119,549)	(106,958)
	Acquisitions of intangible assets and equity investments	—	(918)
	Acquisitions of businesses, net of cash acquired	(173,418)	(1,500)
	Net cash (used) provided by investing activities	(292,967)	(109,376)
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	73,500	(289,625)
	Issuance of senior debt	—	200,000
	Payments of senior debt	(50,000)	—
	Debt issuance costs	(2,650)	(5,025)
	Purchase of minority interest	(990)	—
	Payment of acquisition-related contingent considerations	(1,500)	(1,676)
	Repurchases of common stock	(746,777)	(182,815)
	Proceeds from exercises of stock options and employee stock purchase plans	46,565	51,328
	Shares withheld for statutory tax withholding payments on restricted stock	(15,562)	(20,603)
	Net cash used by financing activities	(697,414)	(248,416)
	Net effect of changes in exchange rates on cash	(4,639)	3,331
	Net change in cash and cash equivalents	(239,474)	293,602
	Cash and cash equivalents, beginning of period	383,928	90,326
	Cash and cash equivalents, end of period	$144,454	$383,928

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2021	2020
Free Cash Flow:	Net cash provided by operating activities	$755,546	$648,063
	Investing cash flows attributable to purchases of property and equipment	(119,549)	(106,958)
	Free cash flow[1]	$635,997	$541,105

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC")
Amounts in thousands (Unaudited)
Numerator (amounts in thousands)	For the Year Ended December 31, 2021
Income from operations (as reported)	$932,028
After-tax income from operations[1]	$769,083
Denominator (dollar amounts in thousands)	As of December 31, 2021	As of December 31, 2020
Total shareholders' equity	$689,992	$632,088
Noncontrolling interest	—	707
Line of credit	73,500	—
Long-term debt, current portion	74,996	49,988
Long-term debt, net of current portion	775,205	858,492
Deferred income tax assets	(24,784)	(31,549)
Deferred income tax liabilities	8,935	11,707
Total invested capital	$1,597,844	$1,521,433
Less cash and cash equivalents	144,454	383,928
Total invested capital, excluding cash and investments	$1,453,390	$1,137,505
Average invested capital, excluding cash and investments[2]	$1,295,448
After-tax return on invested capital, excluding cash and investments	59%

[1]After-tax income from operations represents income from operations reduced by our reported effective tax rate.
[2]Average invested capital, excluding cash and investments, represents the average of the amount of total invested capital, excluding cash and investments.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Shares repurchased in the open market	391	—	1,283	721
Shares acquired through employee surrender for statutory tax withholding	—	27	29	58
Total shares repurchased	391	27	1,312	779

Cost of shares repurchased in the open market	$244,608	$—	$755,545	$179,623
Cost of shares for employee surrenders	61	11,574	15,562	20,603
Total cost of shares	$244,669	$11,574	$771,107	$200,226

Average cost per share – open market repurchases	$626.25	$—	$588.58	$249.20
Average cost per share – employee surrenders	$600.02	$426.73	$548.08	$354.98
Average cost per share – total	$626.25	$426.73	$587.70	$257.08

Contact: John Ravis, Investor Relations, 1-207-556-8155